UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

MORGAN’S FOODS, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-08395	34-0562210
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification Number)

4829 Galaxy Parkway, Suite S, Cleveland, OH 44128

(Address of principal executive officers) (Zip Code)

Registrant’s telephone number, including area code: (216) 359-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The Company previously disclosed in a report on Form 8-K filed with the SEC on April 8, 2011 that it had begun deferring the principal payments on substantially all of its debt in order to conserve cash for image enhancement requirements and to negotiate the refinancing of that debt without the payment of prepayment penalties. In connection with those reduced, interest only payments, the Company entered into a Limited Forbearance Agreement on July 29, 2011 with GE Capital Corp. (the “Lender”), one of its primary lenders. The agreement allows the Company to continue its interest only payments for three months in return for the payment of certain fees. Under the terms of the agreement, the Lender will not proceed to exercise remedies available to it as long as there are no additional events of default other than the deferral of principal payments. The agreement contemplates that the obligations of the Lender will be paid through a refinancing of the Company and the Lender agrees to waive late fees due to the deferral of the scheduled principal payments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Morgan’s Foods, Inc.

Dated: August 3, 2011	By:	/s/ Kenneth L. Hignett
Kenneth L. Hignett
Senior Vice President,
Chief Financial Officer & Secretary